Exhibit 99.1

Praxair Reports Record Full-Year 2012 Earnings and Cash Flow

  Full-year sales of $11.2 billion; adjusted diluted EPS of $5.57*
  Record full-year operating cash flow of $2.8 billion
  Fourth-quarter sales of $2.8 billion; diluted EPS of $1.38
  $2.6 billion project backlog at year-end; project development activity remains solid
  9% dividend increase; 20th consecutive annual increase
  Full-year 2013 EPS guidance of $5.85 to $6.10; up 5% - 10%*;
  First-quarter 2013 EPS guidance of $1.35 to $1.40

DANBURY, Conn.--(BUSINESS WIRE)--January 23, 2013--Praxair, Inc. (NYSE: PX) announced full-year 2012 reported net income of $1,692 million and reported diluted earnings per share of $5.61. On an adjusted basis, full-year net income was $1,681 million and diluted earnings per share was $5.57, 3% above the prior year.*

Full-year sales were $11,224, 5% above 2011 excluding negative foreign currency translation and cost pass-through effects.

Reported operating profit was $2,437 million. Adjusted operating profit was $2,502 million, compared to $2,469 million in the prior year.* The increase was driven by higher volumes, higher pricing and productivity, partially offset by currency translation effects. Operating profit in North America grew by 10%, but was largely offset by lower operating profit in Europe and South America.

For the full year, cash flow from operations was a record $2,752 million, up 12% from 2011. Capital expenditures, primarily for new production plants under long-term contracts with customers, were $2,180 million. The company invested $280 million in acquisitions, for seventeen North American packaged gas distributors and an industrial gas business in Russia. The company paid $655 million of dividends and repurchased $459 million of stock, net of issuances.

For the fourth quarter, net income and diluted earnings per share were $414 million and $1.38, as compared to adjusted amounts of $414 million and $1.36 in the prior-year quarter, respectively.*

Sales in the fourth quarter were $2,799 million, comparable to the prior-year, as higher price and acquisitions were offset by negative currency effects. Operating profit in the fourth quarter was $616 million versus $619 million in the prior-year quarter.*

Commenting on the financial results and business outlook, chairman and chief executive officer Steve Angel said, “In 2012, Praxair delivered record operating cash flow of $2.8 billion, which represented 25% of sales. We also achieved a record operating margin of 22.3%, which we achieved through global productivity gains as well as price attainment in most operating segments. Our industry-leading North American business achieved double-digit operating profit growth with strength across most end markets. These strong results were mitigated by recessions in Brazil and Europe, moderating growth in China, and significant currency translation headwinds.

“As we enter 2013, Praxair remains committed to driving performance in an uncertain economic environment. In addition, our backlog of large projects remains strong at $2.6 billion and new proposal activity remains solid. This backlog will contribute 4% to 6% growth in 2013, as the plants start up to supply on-site customers under long-term contracts.”

For the full year of 2013, Praxair expects sales in the area of $12 billion. The company expects diluted earnings per share to be in the range of $5.85 to $6.10, up 5% to 10%.* Full-year capital expenditures are expected to be in the range of $1.8 to $2.0 billion, and the effective tax rate is forecasted to remain at about 28%.

For the first quarter of 2013, Praxair expects diluted earnings per share in the range of $1.35 to $1.40.

Following is additional detail on fourth-quarter 2012 results by segment.

In North America, fourth-quarter sales were $1,416 million, up 2% from the prior-year quarter. Sales grew to manufacturing, energy, and metals markets, partially offset by declines in electronics. Operating profit of $367 million grew 4% from the prior year due to price and productivity.

In Europe, fourth-quarter sales were $363 million, 5% below the prior-year quarter primarily due to the negative impact of currency translation. Operating profit was $60 million in the quarter, as compared to $64 million in the prior-year quarter primarily due to negative currency effects.

In South America, fourth-quarter sales were $484 million, 9% below the prior-year quarter. Operating profit was $92 million as compared to $118 million in the prior-year period. The lower sales and operating profit as compared to the prior year were due primarily to negative currency effects.

Sales in Asia were $374 million in the quarter, up 12% from the prior year, driven by strong volume growth in India, China, and Korea, including new plant start-ups. Sales growth came primarily from metals and chemicals customers. Operating profit was $69 million as compared to $60 million in the prior year, due primarily to higher volumes.

Praxair Surface Technologies had fourth-quarter sales of $162 million, compared to $160 million in the prior-year quarter. Sales grew 3%, excluding negative currency effects, primarily from higher jet-engine and energy coatings. Operating profit increased to $28 million from $24 million in the quarter due primarily to price and productivity.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technologies are making the planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information on Praxair is available on the Internet at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Full-year 2012 results are adjusted to exclude cost reduction charges, a pension settlement charge and an income tax benefit. Fourth-quarter and full-year 2011 results are adjusted to exclude the Yara acquisition net gain and restructuring charges.

Attachments: Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, and Appendix: Non-GAAP Measures.

A teleconference on Praxair’s fourth-quarter results is being held this morning, January 23, at 11:00 am Eastern Time. The number is (617) 597-5346 -- Passcode: 52650064. The call also is available as a web cast at www.praxair.com/investors. Materials to be used in the teleconference are also available.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement an understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

(Millions of dollars, except per share amounts)

	Operating Profit		Income Taxes		Net Income - Praxair, Inc.		Diluted EPS
	2012	2011	2012	2011	2012	2011	2012	2011

Quarter Ended December 31,
Reported GAAP amounts	$616	$618	$162	$156	$414	$420	$1.38	$1.38
Non-GAAP adjustments:
Gain on acquisition (a)	-	(39)	-	(3)	-	(37)	-	(0.12)
Cost reduction program (b)	-	40	-	9	-	31	-	0.10
Total adjustments	-	1	-	6	-	(6)	-	(0.02)
Adjusted amounts	$616	$619	$162	$162	$414	$414	$1.38	$1.36

Year Ended December 31,
Reported GAAP amounts	$2,437	$2,468	$586	$641	$1,692	$1,672	$5.61	$5.45
Non-GAAP adjustments:
Gain on acquisition (a)	-	(39)	-	(3)	-	(37)	-	(0.12)
Cost reduction programs (b)	56	40	16	9	38	31	0.12	0.10
Pension settlement charge (c)	9	-	3	-	6	-	0.02	-
Income tax benefit (d)	-	-	55	-	(55)	-	(0.18)	-
Total adjustments	65	1	74	6	(11)	(6)	(0.04)	(0.02)
Adjusted amounts	$2,502	$2,469	$660	$647	$1,681	$1,666	$5.57	$5.43

(a) Net gain on Praxair's acquisition of an additional 16% of Yara Praxair AS and consolidation effective October 2011. Accounting rules require Praxair to fair value its prior 50% ownership interest.

(b) Charges in the third quarter 2012 and fourth quarter 2011 related to severance and business restructuring actions primarily in Europe within the industrial gases and surface technologies businesses.

(c) A pension settlement charge was recorded in the 2012 third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan to a number of recently retired senior managers.

(d) Income tax benefit related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2012	2011	2012	2011

SALES	$2,799	$2,796	$11,224	$11,252
Cost of sales	1,583	1,598	6,396	6,458
Selling, general and administrative	319	315	1,270	1,239
Depreciation and amortization	254	249	1,001	1,003
Research and development	25	23	98	90
Cost reduction programs and other charges	-	1	65	1
Other income (expense) - net	(2)	8	43	7
OPERATING PROFIT	616	618	2,437	2,468
Interest expense - net	35	38	141	145
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	581	580	2,296	2,323
Income taxes	162	156	586	641
INCOME BEFORE EQUITY INVESTMENTS	419	424	1,710	1,682
Income from equity investments	9	7	34	40
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	428	431	1,744	1,722
Less: noncontrolling interests	(14)	(11)	(52)	(50)
NET INCOME - PRAXAIR, INC.	$414	$420	$1,692	$1,672

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.40	$1.40	$5.67	$5.53

Diluted earnings per share	$1.38	$1.38	$5.61	$5.45

Cash dividends	$0.55	$0.50	$2.20	$2.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	296,887	299,575	298,316	302,237
Diluted shares outstanding (000's)	300,224	303,700	301,845	306,722

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	December 31,	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$157	$90
Accounts receivable - net	1,834	1,795
Inventories	476	456
Prepaid and other current assets	325	266
TOTAL CURRENT ASSETS	2,792	2,607

Property, plant and equipment - net	11,453	10,131
Goodwill	2,507	2,372
Other intangibles - net	173	167
Other long-term assets	1,165	1,079
TOTAL ASSETS	$18,090	$16,356

LIABILITIES AND EQUITY
Accounts payable	$928	$896
Short-term debt	638	337
Current portion of long-term debt	39	387
Other current liabilities	874	915
TOTAL CURRENT LIABILITIES	2,479	2,535

Long-term debt	6,685	5,838
Other long-term liabilities	2,253	1,966
TOTAL LIABILITIES	11,417	10,339

REDEEMABLE NONCONTROLLING INTERESTS	252	220

EQUITY
Praxair, Inc. shareholders' equity	6,064	5,488
Noncontrolling interests	357	309
TOTAL EQUITY	6,421	5,797

TOTAL LIABILITIES AND EQUITY	$18,090	$16,356

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2012	2011	2012	2011
OPERATIONS
Net income - Praxair, Inc.	$414	$420	$1,692	$1,672
Noncontrolling interests	14	11	52	50
Net income (including noncontrolling interests)	428	431	1,744	1,722
Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments	(9)	(5)	43	(5)
Deferred income taxes	56	(36)	258	(3)
Depreciation and amortization	254	249	1,001	1,003
Accounts receivable	71	94	(36)	(108)
Inventory	12	12	(18)	(31)
Payables and accruals	41	92	(34)	44
Pension contributions	(72)	(7)	(184)	(94)
Other	98	(39)	(22)	(73)
Net cash provided by operating activities	879	791	2,752	2,455

INVESTING
Capital expenditures	(586)	(572)	(2,180)	(1,797)
Acquisitions, net of cash acquired	(171)	(195)	(280)	(294)
Divestitures and asset sales	5	46	82	86
Net cash used for investing activities	(752)	(721)	(2,378)	(2,005)

FINANCING
Debt increase (decrease) - net	224	189	807	914
Issuances of common stock	38	31	164	195
Purchases of common stock	(185)	(179)	(623)	(937)
Cash dividends - Praxair, Inc. shareholders	(163)	(149)	(655)	(602)
Excess tax benefit on stock option exercises	10	6	60	53
Noncontrolling interest transactions and other	(1)	1	(56)	(3)
Net cash provided by (used for) financing activities	(77)	(101)	(303)	(380)

Effect of exchange rate changes on cash and cash equivalents	(1)	(4)	(4)	(19)

Change in cash and cash equivalents	49	(35)	67	51
Cash and cash equivalents, beginning-of-period	108	125	90	39

Cash and cash equivalents, end-of-period	$157	$90	$157	$90

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	December 31,		December 31,
	2012	2011 (a)	2012	2011 (a)
SALES
North America	$1,416	$1,388	$5,598	$5,490
Europe	363	382	1,474	1,458
South America	484	532	2,082	2,308
Asia	374	334	1,414	1,348
Surface Technologies	162	160	656	648
Total sales	$2,799	$2,796	$11,224	$11,252

OPERATING PROFIT
North America	$367	$353	$1,465	$1,331
Europe	60	64	256	272
South America	92	118	429	530
Asia	69	60	246	234
Surface Technologies	28	24	106	102
Segment operating profit	616	619	2,502	2,469

Cost reduction programs and other charges	-	(1)	(65)	(1)
Total operating profit	$616	$618	$2,437	$2,468

(a)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. These changes primarily relate to helium and specialty gas sales and result in slightly higher sales and operating profit in the Europe and Asia segments with offsetting declines in the North America segment. Prior-period amounts have been reclassified to conform to the current presentation. See the Investors section of Praxair's website for a summary of the remeasurement adjustments for 2011 and 2010.

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2012				2011
	Q4	Q3 (b)	Q2	Q1	Q4 (b)	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,799	$2,774	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
Cost of sales	1,583	1,595	1,602	1,616	1,598	1,684	1,640	1,536
Selling, general and administrative	319	306	310	335	315	307	309	308
Depreciation and amortization	254	248	247	252	249	256	254	244
Research and development	25	24	25	24	23	22	23	22
Cost reduction programs and other charges - net	-	65	-	-	1	-	-	-
Other income (expenses) - net	(2)	22	9	14	8	5	(5)	(1)
Operating profit	616	558	636	627	618	632	627	591
Interest expense - net	35	36	33	37	38	36	36	35
Income taxes	162	90	169	165	156	166	163	156
Income from equity investments	9	8	10	7	7	13	11	9
Net income (including noncontrolling interests)	428	440	444	432	431	443	439	409
Less: noncontrolling interests	(14)	(10)	(15)	(13)	(11)	(14)	(14)	(11)
Net income - Praxair, Inc.	$414	$430	$429	$419	$420	$429	$425	$398

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.38	$1.43	$1.42	$1.38	$1.38	$1.40	$1.38	$1.29
Cash dividends per share	$0.55	$0.55	$0.55	$0.55	$0.50	$0.50	$0.50	$0.50
Diluted weighted average shares outstanding (000's)	300,224	301,731	302,492	302,876	303,700	305,623	308,253	308,595

FROM THE BALANCE SHEET
Net debt (a)	$7,205	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752
Capital (a)	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289
Debt-to-capital ratio (a)	51.9%	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$879	$746	$725	$402	$791	$732	$573	$359
Capital expenditures	586	547	564	483	572	458	433	334
Acquisitions	171	58	39	12	195	19	80	-
Cash dividends	163	164	164	164	149	150	151	152

OTHER INFORMATION
After-tax return on capital (ROC) (a)	13.9%	14.2%	14.5%	14.6%	14.8%	14.8%	14.7%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.9%	29.2%	29.0%	28.4%	28.1%	27.2%	26.6%	26.6%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$879	$879	$893	$886	$875	$901	$892	$844
Debt-to-adjusted EBITDA ratio (a)	1.9	1.9	1.8	1.8	1.7	1.7	1.6	1.6
Number of employees	26,539	26,215	26,353	26,259	26,184	25,793	25,678	25,482

SEGMENT DATA (c)
SALES
North America	$1,416	$1,391	$1,393	$1,398	$1,388	$1,416	$1,361	$1,325
Europe	363	352	382	377	382	361	370	345
South America	484	516	520	562	532	607	611	558
Asia	374	358	348	334	334	349	348	317
Surface Technologies	162	157	168	169	160	163	168	157
Total sales	$2,799	$2,774	$2,811	$2,840	$2,796	$2,896	$2,858	$2,702
OPERATING PROFIT
North America	$367	$374	$363	$361	$353	$340	$326	$312
Europe	60	60	68	68	64	68	72	68
South America	92	112	110	115	118	140	139	133
Asia	69	52	68	57	60	58	63	53
Surface Technologies	28	25	27	26	24	26	27	25
Segment operating profit	616	623	636	627	619	632	627	591
Cost reduction programs and other charges - net	-	(65)	-	-	(1)	-	-	-
Total operating profit	$616	$558	$636	$627	$618	$632	$627	$591

(a)	Non-GAAP measure, see Appendix.

(b)	The third quarter 2012 includes: (i)a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share, related to a loss on a liquidated subsidiary as a result of the divestiture of the U.S. Homecare business. The fourth quarter 2011 includes: (i) a pre-tax gain of $39 million ($37 million after-tax and noncontrolling interests, or $0.12 per diluted share) related to a gain on acquisition; and (ii) a pre-tax charge of $40 million ($31 million after-tax, or $0.10 per diluted share) related to the 2011 cost reduction program. Also, see the Appendix - Non-GAAP Measures which provides Non-GAAP amounts that exclude the impact of these items.

(c)	Effective with the 2012 first quarter, Praxair changed the measurement of its segment sales and operating profit. Prior period amounts have been reclassified to conform to the current presentation. See segment information.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)

The following non-GAAP measures are intended to supplement an understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2012 third-quarter cost reduction program, pension settlement charge, and an income tax benefit; the 2011 fourth-quarter gain on acquisition and cost reduction program; and the 2010 first-quarter loss on Venezuela currency devaluation and the 2010 fourth-quarter loss on the U.S. Homecare divestiture, Spanish income tax settlement and repatriation tax benefit.

To be more consistent with the methodology used for annual reporting and to improve comparability, effective in the third quarter 2012 the company changed the methodology that it uses for calculating the following non-GAAP measures: Debt to capital, After-tax ROC, ROE, Debt-to-Adjusted EBITDA. These calculations are now based on a rolling four quarters approach for the earnings component of the calculations (NOPAT, Net income- Praxair, Inc., Adjusted EBITDA) and a five quarter average for the balance sheet component of the calculation (capital, equity, debt). In addition, the company decided to use net debt instead of debt in the new calculations. Net debt is defined as debt less cash and cash equivalents. Prior-period amounts have been adjusted to conform to the current methodology.

	2012					2011					2010
	Year	Q4	Q3	Q2	Q1	Year	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt		$7,362	$7,136	$6,995	$6,856		$6,562	$6,310	$6,119	$5,838	$5,557	$5,077	$5,026	$5,404
Less: cash and cash equivalents		(157)	(108)	(104)	(107)		(90)	(125)	(80)	(86)	(39)	(71)	(48)	(376)
Net debt		7,205	7,028	6,891	6,749		6,472	6,185	6,039	5,752	5,518	5,006	4,978	5,028
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests		252	243	232	232		220	-	-	-	-	-	-	-
Praxair, Inc. shareholders' equity		6,064	6,015	5,615	5,940		5,488	5,753	6,400	6,165	5,792	5,991	5,452	5,398
Noncontrolling interests		357	331	279	327		309	368	370	372	353	339	315	332
Total equity and redeemable noncontrolling interests		6,673	6,589	6,126	6,499		6,017	6,121	6,770	6,537	6,145	6,330	5,767	5,730
Capital		$13,878	$13,617	$13,017	$13,248		$12,489	$12,306	$12,809	$12,289	$11,663	$11,336	$10,745	$10,758

Debt-to-capital		51.9%	51.6%	52.9%	50.9%		51.8%	50.3%	47.1%	46.8%	47.3%	44.2%	46.3%	46.7%

After -tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$2,502	$616	$623	$636	$627	$2,469	$619	$632	$627	$591	$563	$551	$547	$506
Less: adjusted income taxes (a)	(660)	(162)	(164)	(169)	(165)	(647)	(162)	(166)	(163)	(156)	(149)	(146)	(145)	(132)
Less: tax benefit on interest expense	(39)	(10)	(10)	(9)	(10)	(41)	(11)	(10)	(10)	(10)	(8)	(8)	(8)	(9)
Add: income from equity investments	34	9	8	10	7	40	7	13	11	9	11	12	8	7
Adjusted net operating profit after-tax (NOPAT)	$1,837	$453	$457	$468	$459	$1,821	$453	$469	$465	$434	$417	$409	$402	$372
4-quarter trailing adjusted NOPAT		$1,837	$1,837	$1,849	$1,846		$1,821	$1,785	$1,725	$1,662

Ending capital (see above)	$13,878	$13,878	$13,617	$13,017	$13,248	$12,489	$12,489	$12,306	$12,809	$12,289	$11,663	$11,336	$10,745	$10,758
5-quarter average ending capital	$13,250	$13,250	$12,935	$12,774	$12,628	$12,311	$12,311	$12,081	$11,768	$11,358

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	13.9%	13.9%	14.2%	14.5%	14.6%	14.8%	14.8%	14.8%	14.7%	14.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$1,681	$414	$419	$429	$419	$1,666	$414	$429	$425	$398	$388	$377	$371	$340
4-quarter trailing adjusted net income - Praxair, Inc. (a)		$1,681	$1,681	$1,691	$1,687		$1,666	$1,640	$1,588	$1,534

Ending Praxair, Inc. shareholders' equity	$6,064	$6,064	$6,015	$5,615	$5,940	$5,488	$5,488	$5,753	$6,400	$6,165	$5,792	$5,991	$5,452	$5,398
5-quarter average Praxair shareholders' equity	$5,824	$5,824	$5,762	$5,839	$5,949	$5,920	$5,920	$6,020	$5,960	$5,760

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.9%	28.9%	29.2%	29.0%	28.4%	28.1%	28.1%	27.2%	26.6%	26.6%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio - These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$1,681	$414	$419	$429	$419	$1,666	$414	$429	$425	$398	$388	$377	$371	$340

Add: adjusted noncontrolling interests (a)	54	14	12	15	13	51	12	14	14	11	9	11	10	9
Add: interest expense - net	141	35	36	33	37	145	38	36	36	35	28	29	29	32
Add: adjusted income taxes (a)	660	162	164	169	165	647	162	166	163	156	149	146	145	132
Add: depreciation and amortization	1,001	254	248	247	252	1,003	249	256	254	244	240	227	230	228
Adjusted EBITDA	$3,537	$879	$879	$893	$886	$3,512	$875	$901	$892	$844	$814	$790	$785	$741
4-quarter trailing adjusted EBITDA		$3,537	$3,533	$3,555	$3,554		$3,512	$3,451	$3,340	$3,233

Ending net debt (see above)	$7,205	$7,205	$7,028	$6,891	$6,749	$6,472	$6,472	$6,185	$6,039	$5,752	$5,518	$5,006	$4,978	$5,028
5-quarter average net debt	$6,869	$6,869	$6,665	$6,467	$6,239	$5,993	$5,993	$5,700	$5,459	$5,256

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	1.9	1.9	1.9	1.8	1.8	1.7	1.7	1.7	1.6	1.6

APPENDIX - Cont'd

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the Third Quarter and full year 2012, the Fourth Quarter and full year 2011 and the First Quarter, Fourth Quarter and full year 2010. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2012.

	Year	Third Quarter	Year	Fourth Quarter	Year	Fourth Quarter	First Quarter
	2012	2012	2011	2011	2010	2010	2010
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$2,437	$558	$2,468	$618	$2,082	$505	$479
Add: Pension settlement charge	9	9	-	-	-	-	-
Add: Cost reduction programs	56	56	40	40	-	-	-
Less: Gain on acquisition	-	-	(39)	(39)	-	-	-
Add: U.S. Homecare divestiture	-	-	-	-	58	58	-
Add: Venezuela currency devaluation	-	-	-	-	27	-	27
Total adjustments	65	65	1	1	85	58	27
Adjusted operating profit	$2,502	$623	$2,469	$619	$2,167	$563	$506

Reported sales	$11,224	$2,774	$11,252	$2,796	$10,116	$2,623	$2,428
Adjusted operating profit margin	22.3%	22.5%	21.9%	22.1%	21.4%	21.5%	20.8%

Adjusted Income Taxes
Reported income taxes	$586	$90	$641	$156	$768	$346	$131
Add: Pension settlement charge	3	3	-	-	-	-	-
Add: Income tax benefit	55	55	-	-	-	-	-
Add: Cost reduction programs	16	16	9	9	-	-	-
Less: Gain on acquisition	-	-	(3)	(3)	-	-	-
Less: Spanish income tax settlement	-	-	-	-	(250)	(250)	-
Add: U.S. Homecare divestiture	-	-	-	-	18	18	-
Add: Repatriation tax benefit	-	-	-	-	35	35	-
Add: Venezuela currency devaluation	-	-	-	-	1	-	1
Total adjustments	74	74	6	6	(196)	(197)	1
Adjusted income taxes	$660	$164	$647	$162	$572	$149	$132

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$2,296	$522	$2,323	$580	$1,964	$477	$447
Add: Pension settlement charge	9	9	-	-	-	-	-
Add: Cost reduction programs	56	56	40	40	-	-	-
Less: Gain on acquisition	-	-	(39)	(39)	-	-	-
Add: U.S. Homecare divestiture	-	-	-	-	58	58	-
Add: Venezuela currency devaluation	-	-	-	-	27	-	27
Total adjustments	65	65	1	1	85	58	27
Adjusted income before income taxes and equity investments	$2,361	$587	$2,324	$581	$2,049	$535	$474

Adjusted income taxes (above)	$660	$164	$647	$162	$572	$149	$132
Adjusted effective tax rate	28%	28%	28%	28%	28%	28%	28%

Adjusted Noncontrolling interest
Reported noncontrolling interest	$52	$10	$50	$11
Add: Cost reduction programs	2	2	-	-
Add: Gain on acquisition	-	-	1	1
Total adjustments	2	2	51	12
Adjusted noncontrolling interest	$54	$12	$51	$12

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$1,692	$430	$1,672	$42	$1,195	$133	$314
Add: Pension settlement charge	6	6	-	-	-	-	-
Less: Income tax benefit	(55)	(55)	-	-	-	-	-
Add: Cost reduction programs	38	38	31	31	-	-	-
Less: Gain on acquisition	-	-	(37)	(37)	-	-	-
Add: Spanish income tax settlement	-	-	-	-	250	250	-
Add: U.S. Homecare divestiture	-	-	-	-	40	40	-
Less: Repatriation tax benefit	-	-	-	-	(35)	(35)	-
Add: Venezuela currency devaluation	-	-	-	-	26	-	26
Total adjustments	(11)	(11)	(6)	(6)	281	255	26
Adjusted net income - Praxair, Inc.	$1,681	$419	$1,666	$414	$1,476	$388	$340

Adjusted Diluted EPS
Reported diluted EPS	$5.61	$1.43	$5.45	$1.38	$3.84	$0.43	$1.01
Add: Pension settlement charge	0.02	0.02	-	-	-	-	-
Less: Income tax benefit	(0.18)	(0.18)	-	-	-	-	-
Add: Cost reduction programs	0.12	0.12	0.10	0.10	-	-	-
Less: Gain on acquisition	-	-	(0.12)	(0.12)	-	-	-
Add: Spanish income tax settlement	-	-	-	-	0.80	0.80	-
Add: U.S. Homecare divestiture	-	-	-	-	0.13	0.13	-
Less: Repatriation tax benefit	-	-	-	-	(0.11)	(0.11)	-
Add: Venezuela currency devaluation	-	-	-	-	0.08	-	0.08
Total adjustments	(0.04)	(0.04)	(0.02)	(0.02)	0.90	0.82	0.08
Adjusted diluted EPS	$5.57	$1.39	$5.43	$1.36	$4.74	$1.25	$1.09

Percentage Change in Adjusted Full Year 2013 Diluted EPS Guidance

	Full Year 2013
	Low End	High End

Diluted EPS guidance	$5.85	$6.10
2012 adjusted diluted EPS (see above)	$5.57	$5.57

Percentage change from 2012 adjusted amounts	5%	10%

CONTACT:
Praxair, Inc.
Investors:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media:
Jacqueline Hunt, 203-837-2663
jacqueline_hunt@praxair.com